Exhibit 99.1
MGM GROWTH PROPERTIES LLC REPORTS FIRST QUARTER FINANCIAL RESULTS
Las Vegas, Nevada, April 26, 2018 – MGM Growth Properties LLC (“MGP” or the “Company”) (NYSE: MGP) today reported financial results for the quarter ended March 31, 2018. Net income attributable to MGP Class A shareholders for the quarter was $15.8 million, or $0.22 per dilutive share.
Financial highlights for the first quarter of 2018:

•	Rental revenue was $186.6 million;

•	Net income was $58.2 million, or $0.22 per diluted Operating Partnership unit;

•	Funds From Operations(1) (“FFO”) was $131.2 million, or $0.49 per diluted Operating Partnership unit;

•	Adjusted Funds From Operations(2) (“AFFO”) was $140.6 million, or $0.53 per diluted Operating Partnership unit;

•	Adjusted EBITDA(3) was $185.7 million; and

•	General and administrative expenses were $3.9 million.

On April 4, 2018, MGP entered into an agreement with Milstein Entertainment LLC to acquire the Hard Rock Rocksino Northfield Park (“Rocksino”) for approximately $1.06 billion. The agreement provides that a taxable REIT subsidiary wholly owned by the Operating Partnership will acquire 100% of the issued and outstanding limited liability company interests in Northfield Park Associates LLC, which owns and operates the Rocksino. The transaction is expected to close in the second half of 2018 and is subject to customary closing conditions and regulatory approvals.

“MGP is off to a successful start in 2018 in what will be an exciting year for our shareholders. The second base rent escalator under our Master Lease of 2% went into effect on April 1, 2018, resulting in an annual rent amount of $770.3 million for our third lease year,” said James Stewart, CEO of MGM Growth Properties. “On April 4th, we entered into an agreement to purchase the Hard Rock Rocksino Northfield Park. The property is a market leader in the region and further diversifies our holdings geographically. We anticipate the property will add $50 - 60 million of annual rent, which is expected to represent a rent coverage of approximately 1.8x. The attractive addition to our portfolio is expected to result in mid to high single digit accretion to AFFO per share. We expect to ultimately sell the entities holding the licenses and operating assets to a third-party operator. We are looking forward to closing the transaction in the second half of 2018 and continuing to execute on our business strategy.”

The following table provides a reconciliation of MGP's net income to FFO, AFFO and Adjusted EBITDA for the three months ended March 31, 2018 (in thousands, except unit and per unit amounts):

Three Months Ended March 31, 2018
Reconciliation of Non-GAAP Financial Measures
Net income	$58,169
Depreciation	68,991
Property transactions, net	4,086
Funds From Operations	131,246
Amortization of financing costs and cash flow hedges	3,109
Non-cash compensation expense	384
Net effect of straight-line rent and amortization of deferred revenue	1,696
Acquisition-related expenses	541
Amortization of above market lease, net	171
Other non-operating expenses	2,184
Provision for income taxes	1,231
Adjusted Funds From Operations	140,562
Interest income	(1,032)
Interest expense	49,230
Amortization of financing costs and cash flow hedges	(3,109)
Adjusted EBITDA	$185,651
Weighted average Operating Partnership units outstanding
Basic	266,104,264
Diluted	266,265,043

Net income per Operating Partnership units outstanding
Basic	$0.22
Diluted	$0.22

FFO per Operating Partnership unit
Diluted	$0.49
AFFO per Operating Partnership unit
Diluted	$0.53
Financial Position
The Company had $280.1 million of cash and cash equivalents as of March 31, 2018. Cash received from rent payments under the master lease for the three months ended March 31, 2018 was $189.2 million. In addition, effective as of April 1, 2018, annual rent payments due under the master lease increased to $770.3 million.

On April 13, 2018, MGM Growth Properties Operating Partnership LP (“Operating Partnership”) made a cash distribution of
$111.7 million relating to the first quarter dividend declared with respect to the Operating Partnership units, $81.9 million of which was paid to subsidiaries of MGM Resorts and $29.8 million was paid to MGP. Simultaneously, MGP paid a cash dividend of $0.42 per Class A share.

The Company successfully amended the Operating Partnership’s $1.813 billion term loan B facility to reduce the interest rate to LIBOR plus 2.00%, which represents a 25 basis point reduction compared to the prior rate of LIBOR plus 2.25%. The amendment also included an extension of the maturity of the term loan B facility by 2 years to March 23, 2025 and was repriced at 99.75%.  In addition, the Operating Partnership will receive a further reduction to the interest rate to LIBOR plus

1.75% upon a corporate rating upgrade by either S&P or Moody's.  The effectiveness of the maturity extension is subject to certain conditions, which are expected to occur in May 2018.

“In the first quarter of 2018, MGP repriced the Term Loan B credit facility to a new rate of L+2.00%, resulting in an annual cash interest expense savings of $4.5 million,” said Andy Chien, CFO of MGM Growth Properties. “Continuing to improve our capital structure remains a top priority as part of our objective to deliver value for our shareholders. Maintaining a strong balance sheet allows us to be in position to pursue acquisitions such as the Hard Rock Rocksino Northfield Park and accretively grow our portfolio.”
The Company’s long-term debt at March 31, 2018 was as follows (in thousands):

March 31, 2018
Senior Secured Credit Facility:
Term Loan A Facility	$270,000
Term Loan B Facility	1,813,000
Revolving Credit Facility	—
5.625% Senior Notes due 2024	1,050,000
4.50% Senior Notes due 2026	500,000
4.50% Senior Notes due 2028	350,000
Total principal amount of long-term debt	3,983,000
Less: unamortized debt issuance costs	(57,797)
Total long-term debt, net of unamortized debt issuance costs	$3,925,203
Conference Call Details
MGP will host a conference call at 12:30 p.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through http://www.mgmgrowthproperties.com/events-and-presentations or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 4596359. A replay of the call will be available through Thursday, May 3, 2018. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10118767. The call will be archived at www.mgmgrowthproperties.com.

1
Funds From Operations (“FFO”) is net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales or disposals of property (presented as property transactions, net), plus real estate depreciation, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”).

2
Adjusted Funds From Operations (“AFFO”) is FFO as adjusted for amortization of financing costs and cash flow hedges, amortization of the above market lease, net, non-cash compensation expense, acquisition related expenses, other non-operating expenses, provision for income taxes and the net effect of straight-line rents and amortization of deferred revenue.

3
Adjusted EBITDA is net income (computed in accordance with U.S. GAAP) as adjusted for gains and losses from sales or disposals of property (presented as property transactions, net), real estate depreciation, interest income, interest expense (including amortization of financing costs and cash flow hedges), amortization of the above market lease, net, non-cash compensation expense, acquisition related expenses, other non-operating expenses, provision for income taxes and the net effect of straight-line rents and amortization of deferred revenue.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA are supplemental performance measures that have not been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) that management believes are useful to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes such a presentation also provides investors with a meaningful measure of the Company’s operating results in comparison to the operating results of other REITs. Adjusted EBITDA is useful to investors to further supplement AFFO and FFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, the Company adjusts

AFFO and Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

Reconciliations of net income to FFO, AFFO and Adjusted EBITDA are included in this release.
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About MGM Growth Properties
MGM Growth Properties LLC (NYSE:MGP) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose diverse amenities include casino gaming, hotel, convention, dining, entertainment and retail offerings. MGP currently owns a portfolio of properties acquired from MGM Resorts, consisting of eleven premier destination resorts in Las Vegas and elsewhere across the United States and one dining and entertainment complex which opened in April 2016. As of December 31, 2017, these properties collectively comprise 27,541 hotel rooms, approximately 2.7 million convention square footage, over 100 retail outlets, over 200 food and beverage outlets and over 20 entertainment venues. As a growth-oriented public real estate entity, MGP expects its relationship with MGM Resorts and other entertainment providers to attractively position MGP for the acquisition of additional properties across the entertainment, hospitality and leisure industries that MGM Resorts or other entertainment providers may develop in the future. For more information about MGP, visit the Company’s website at http://www.mgmgrowthproperties.com.
This release includes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in MGP’s public filings with the Securities and Exchange Commission. MGP has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, MGP’s expectations regarding its ability to meet its financial and strategic goals and its ability to further grow its portfolio and drive shareholder value, the expected closing of the Rocksino acquisition (as well as any expected benefits to be realized as a result of the acquisition, including any expected accretion or the amount of any future rent payments) and the extension of the term loan B facility. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to MGP’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing MGP’s planned acquisitions or projects, including any acquisitions of properties from MGM; the ultimate timing and outcome of any planned acquisitions or projects; MGP’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; MGP’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to MGP; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in MGP’s period reports filed with the Securities and Exchange Commission. In providing forward-looking statements, MGP is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGP updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGP CONTACTS:
Investment Community	News Media
ANDY CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer
MGM Growth Properties LLC
(702) 669-1470

MGM GROWTH PROPERTIES LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues
Rental revenue	$186,563	$163,177
Tenant reimbursements and other	29,276	20,722
	215,839	183,899
Expenses
Depreciation	68,991	61,684
Property transactions, net	4,086	6,855
Reimbursable expenses	28,360	20,487
Amortization of above market lease, net	171	171
Acquisition-related expenses	541	—
General and administrative	3,908	2,680
	106,057	91,877
Operating income	109,782	92,022
Non-operating income (expense)
Interest income	1,032	678
Interest expense	(49,230)	(44,636)
Other non-operating expenses	(2,184)	(134)
	(50,382)	(44,092)
Income before income taxes	59,400	47,930
Provision for income taxes	(1,231)	(1,238)
Net income	58,169	46,692
Less: Net (income) attributable to noncontrolling interest	(42,339)	(35,344)
Net income attributable to Class A shareholders	$15,830	$11,348

Weighted average Class A shares outstanding:
Basic	70,970,141	57,506,195
Diluted	71,130,920	57,784,240

Net income per share attributable to Class A shareholders:
Basic	$0.22	$0.20
Diluted	$0.22	$0.20

MGM GROWTH PROPERTIES LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Real estate investments, net	$9,949,410	$10,021,938
Cash and cash equivalents	280,117	259,722
Tenant and other receivables, net	2,337	6,385
Prepaid expenses and other assets	33,936	18,487
Above market lease, asset	44,194	44,588
Total assets	$10,309,994	$10,351,120
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Debt, net	$3,925,203	$3,934,628
Due to MGM Resorts International and affiliates	302	962
Accounts payable, accrued expenses and other liabilities	4,596	10,240
Above market lease, liability	46,847	47,069
Accrued interest	30,515	22,565
Dividend payable	111,733	111,733
Deferred revenue	129,708	127,640
Deferred income taxes, net	28,544	28,544
Total liabilities	4,277,448	4,283,381
Commitments and contingencies
Shareholders’ equity
Class A shares: no par value, 1,000,000,000 shares authorized, 70,896,795 shares issued and outstanding as of March 31, 2018 and December 31, 2017	—	—
Additional paid-in capital	1,716,700	1,716,490
Accumulated deficit	(108,895)	(94,948)
Accumulated other comprehensive income	7,466	3,108
Total Class A shareholders' equity	1,615,271	1,624,650
Noncontrolling interest	4,417,275	4,443,089
Total shareholders' equity	6,032,546	6,067,739
Total liabilities and shareholders' equity	$10,309,994	$10,351,120